       As filed with the Securities and Exchange Commission on July 3, 1996
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

  DONALDSON, LUFKIN & JENRETTE, INC.                  DELAWARE                       13-1898818
          DLJ CAPITAL TRUST I                         DELAWARE                       13-7093229
          DLJ CAPITAL TRUST II                        DELAWARE                       13-7093230
          CAPITAL TRUST III                           DELAWARE                       13-7093231
          DLJ CAPITAL TRUST IV                        DELAWARE                       13-7093232
      (Exact name of Registrant as      (State or other jurisdiction of      (I.R.S. employer
        specified in its charter)          incorporation or organization)      identification number)

                               277 PARK AVENUE
                           NEW YORK, NEW YORK 10172
                                (212) 892-3000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL A. BOYD
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      DONALDSON, LUFKIN & JENRETTE, INC.
                               277 PARK AVENUE
                           NEW YORK, NEW YORK 10172
                                (212) 892-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  COPIES TO:

                                JEFFREY SMALL
                          RICHARD D. TRUESDELL, JR.
                            DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 450-4000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
- ------

   If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
- -----

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------

                                                              PROPOSED MAXIMUM         AMOUNT OF
                 TITLE OF EACH CLASS OF                      AGGREGATE OFFERING        REGISTRATION
               SECURITIES TO BE REGISTERED                        PRICE(1)                FEE
- -------------------------------------------------------  -------------------------  ----------------
Senior debt securities, subordinated debt securities
 and junior subordinated debt securities (collectively,
 "Debt Securities") of Donaldson, Lufkin &
 Jenrette, Inc. ........................................
- -------------------------------------------------------  -------------------------  ----------------
Preferred Stock of Donaldson, Lufkin &
 Jenrette, Inc. ("Preferred Stock") ....................    $500,000,000(2)(3)(4)        $172,414
- -------------------------------------------------------  -------------------------  ----------------
Preferred Securities of DLJ Capital Trust I, II, III
 and IV, severally ("Preferred Securities") ............
- -------------------------------------------------------  -------------------------  ----------------
Guarantees (the "Guarantees") of Preferred
 Securities of DLJ Capital Trust I, II, III and IV by
 Donaldson, Lufkin & Jenrette, Inc. (5) ................
- -------------------------------------------------------  -------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o), exclusive of accrued interest and dividends, if any.

(2) Such indeterminable number or amount of (i) Debt Securities and Preferred Stock of Donaldson, Lufkin & Jenrette, Inc. as may from time to time be issued at indeterminate prices or upon conversion or exchange of securities so issued and (ii) Preferred Securities of DLJ Capital Trust I, II, III and IV, as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to DLJ Capital Trust I, II, III and IV, severally in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of DLJ Capital Trust I, II, III or IV and the distribution of the assets thereof.

(3) Such amount in U.S. dollars or the equivalent in foreign denominated currency or currency units or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $500,000,000. The Prospectuses herein cover $500,000,000 of securities.

(4) This Registration Statement also relates to offers and sales of Debt Securities, Preferred Stock, Preferred Securities and Guarantees in connection with market-making transactions by and through affiliates of the registrant, including Donaldson, Lufkin & Jenrette Securities Corporation.

(5) Donaldson, Lufkin & Jenrette, Inc. is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by DLJ Capital Trust I, II, III, and IV. No separate consideration will be received for any Guarantee or any other such obligations.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               EXPLANATORY NOTE

   This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) debt securities (both senior and subordinated) and preferred stock of Donaldson, Lufkin & Jenrette, Inc. and (2) preferred securities of DLJ Capital Trust I, II, III and IV, severally, junior subordinated debt securities of Donaldson, Lufkin & Jenrette, Inc. and Guarantees by Donaldson, Lufkin & Jenrette, Inc. of preferred securities issued by DLJ Capital Trust I, II, III and IV. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

   In addition, this Registration Statement contains separate prospectus pages relating to certain market-making transactions in (1) the debt securities and preferred stock of Donaldson, Lufkin & Jenrette, Inc. and (2) the preferred securities of DLJ Capital Trust I, II, III and IV, the junior subordinated debt securities of Donaldson, Lufkin & Jenrette, Inc. and Guarantees by Donaldson, Lufkin & Jenrette, Inc. of preferred securities issued by DLJ Capital Trust I, II, III and IV.

   The complete Prospectus for the offering of the debt securities (both senior and subordinated) and preferred stock of Donaldson, Lufkin & Jenrette, Inc. follows immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of the preferred securities of DLJ Capital Trust I, II, III and IV, the junior subordinated debt securities of Donaldson, Lufkin & Jenrette, Inc. and Guarantees by Donaldson, Lufkin & Jenrette, Inc. of preferred securities issued by DLJ Capital Trust I, II, III and IV. Following such Prospectuses are certain portions of such Prospectuses relating to the market-making transactions, which include an alternative front and back cover page, an alternate "Use of Proceeds" section and an alternate "Plan of Distribution" section. All other sections of the respective Prospectus for the initial sale of the debt securities and preferred stock of Donaldson, Lufkin & Jenrette, Inc. or the preferred securities of DLJ Capital Trust I, II, III and IV, the junior subordinated debt securities of Donaldson, Lufkin & Jenrette, Inc. and Guarantees by Donaldson, Lufkin & Jenrette, Inc. of preferred securities issued by DLJ Capital Trust I, II, III and IV, are to be used in the respective Prospectus relating to the market-making transactions.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED JULY 3, 1996

PROSPECTUS SUPPLEMENT
         , 1996
(TO PROSPECTUS DATED      , 1996)

                              PREFERRED SECURITIES
                             DLJ CAPITAL TRUST I

                          % PREFERRED TRUST SECURITIES
               (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                      DONALDSON, LUFKIN & JENRETTE, INC.

   The   % Preferred Trust Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of DLJ Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of % Junior Subordinated Debentures due 2046 of the Company ("Junior Subordinated Debentures").
                                                      (continued on next page)

   Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. See "Underwriting."

   SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          INITIAL PUBLIC                    PROCEEDS TO DLJ
                             OFFERING       UNDERWRITING    CAPITAL TRUST I
                             PRICE(1)      COMMISSION(2)         (3)(4)
Per Preferred Security       $25.00              (3)             $25.00
Total(5) ...............                         (3)

   (1) Plus accrued distributions, if any, from      , 1996.

   (2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

   (3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment
       therein of such proceeds, $    per Preferred Security (or $    in the
       aggregate); provided, that such compensation for sales of 10,000 or
       more Preferred Securities to a single purchaser will be $    per
       Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

   (4) Expenses of the offering which are payable by the Company are estimated
       to be $   .

   (5) The Trust and the Company have granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to additional Preferred Securities at the Initial Public Offering Price for the purpose of covering overallotments, if any. If such option is exercised in full, the total Initial Public Offering Price, Underwriting Commission and Proceeds to DLJ Capital Trust I will be
       $   , $    and $   , respectively.



   The Preferred Securities offered hereby are being offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them and subject to various prior conditions, including their rights to reject orders in whole or in part. See "Underwriting" herein. It is expected that the Preferred Securities will be ready for delivery in book-entry form only through the facilities of the Depository Trust Company
of New York on or about      , 1996, against payment therefor in immediately
available funds.

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

 (Continued from previous page)

   The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees (as defined in the accompanying Prospectus) and to increase or decrease the number of Trustees.

   Holders of the Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of % of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance of the Preferred Securities and payable monthly, in arrears, commencing on ("distributions"). Cash distributions in arrears for more than one month will bear interest thereon at the rate per annum of % of the stated liquidation amount of $25 per Preferred Security (to the extent permitted by applicable law), compounded monthly. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. If principal or interest is not paid on the Junior Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 60 consecutive monthly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 60 consecutive months or to cause any extension beyond the maturity of the Junior Subordinated Debentures. During any such Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that (i) the Company will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock, and (ii) the foregoing will not apply to any stock dividends paid by the Company. See "Risk Factors--Option to Extend Interest Payment Period; Tax Impact of Extension"; "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."

   The payment of distributions out of moneys held by the Property Trustee (as defined in the accompanying Prospectus) and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by the Company on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee" in the accompanying Prospectus. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the

 (Continued from previous page)

Company, including Junior Subordinated Debt Securities (as defined in the accompanying Prospectus) and senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the accompanying Prospectus) which aggregated $1.1 billion at March 31, 1996.

   The Junior Subordinated Debentures are redeemable by the Company (in whole
or in part) from time to time, on or after     , 2001 or at any time in
certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior
Subordinated Debentures mature on     , 2046. In addition, upon the
occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

   In the event of the voluntary or involuntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial information is qualified by reference to and should be read in conjunction with, the Company's Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K"), which is incorporated by reference in the accompanying Prospectus. The selected consolidated statement of income data for the years ended December 31, 1993, 1994 and 1995 and the selected consolidated statement of financial condition data as of December 31, 1994 and 1995 are derived from the Company's audited Consolidated Financial Statements which are incorporated by reference herein. The selected unaudited financial information as of and for the three months ended March 31, 1995 and 1996 should be read in conjunction with the Company's audited Consolidated Financial Statements and Notes thereto contained in the Form 10-K and the Company's unaudited Consolidated Financial Statements and Notes thereto contained in Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 (the "Form 10-Q"), which report is also incorporated by reference in the accompanying Prospectus. Such unaudited information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The selected consolidated statement of financial condition data as of December 31, 1991, 1992, 1993 and the selected consolidated statement of income data for the years ended December 31, 1991 and 1992 are derived from the audited Consolidated Financial Statements of the Company which are not included or incorporated by reference in the accompanying Prospectus.

                                                                                                     THREE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,                     MARCH 31,
                                             -----------------------------------------------------  ------------------
                                                1991       1992       1993       1994       1995       1995      1996
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA AND FINANCIAL RATIOS)
INCOME STATEMENT DATA:
Revenues:
 Commissions ...............................  $  257.9   $  289.7   $  358.8   $  376.1   $  460.2    $107.2    $146.5
 Underwritings .............................     170.9      350.3      574.6      261.1      441.5      52.4     135.4
 Fees ......................................     166.2      158.1      211.3      281.3      369.1      87.8      83.2
 Interest-net(1) ...........................     323.0      381.7      657.3      791.9      904.1     195.3     230.9
Principal transactions-net:
 Trading ...................................     264.2      272.0      381.5      165.7      364.9      67.6     143.5
 Investment ................................      17.3      195.9       79.9       97.6      163.7      59.6      25.6
Other ......................................      15.1       16.4       21.9       35.0       55.1      12.5      10.8
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
  Total Revenues ...........................   1,214.6    1,664.1    2,285.3    2,008.7    2,758.6     582.4     775.9
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
Costs and Expenses:
 Compensation and benefits .................     567.9      886.6    1,200.4      897.8    1,261.4     266.7     344.3
 Compensation expense--restricted stock
  units ....................................        --         --         --         --        6.2        --        --
 Interest ..................................     236.4      212.3      381.7      503.8      680.6     139.0     175.0
 Other expenses ............................     321.3      320.2      401.2      402.1      511.9     114.2     148.1
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
  Total costs and expenses .................   1,125.6    1,419.1    1,983.3    1,803.7    2,460.1     519.9     667.4
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
Income before provision for income taxes  ..      89.0      245.0      302.0      205.0      298.5      62.5     108.5
Provision for income taxes .................      31.2       98.0      115.9       82.0      119.4      25.0      43.4
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
Net income .................................  $   57.8   $  147.0   $  186.1   $  123.0   $  179.1    $ 37.5    $ 65.1
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
Dividends on preferred stock ...............        --         --         --   $   21.0   $   19.9    $  5.0    $  5.0
                                             ---------  ---------  ---------  ---------  ---------  --------  --------
Earnings applicable to common stock  .......  $   57.8   $  147.0   $  186.1   $  102.0   $  159.2    $ 32.5    $ 60.1
                                             =========  =========  =========  =========  =========  ========  ========
Weighted average common shares
 outstanding(2) ............................                                                  51.7                59.6
                                                                                         =========            ========
Earnings per common share(2) ...............                                              $   3.08              $ 1.01
                                                                                         =========            ========
Pro forma weighted average common shares(3)                                        51.5                 51.5
                                                                              =========             ========
Pro forma earnings per common share(3)  ....                                   $   1.98               $ 0.63
                                                                              =========             ========

                                                                                                                 THREE MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,                        MARCH  31,
                                                 -------------------------------------------------------------- --------------------
                                                   1991         1992         1993         1994     1995          1995         1996
                                                 ---------  -----------  -----------  -----------  -----------  -------      ------
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA AND FINANCIAL RATIOS)
BALANCE SHEET DATA (AT END OF PERIOD):
Securities purchased under agreements to resell
 and securities borrowed .......................   $10,942.5    $14,378.4  $21,575.2  $19,166.9  $27,793.1   $24,902.5  $27,678.0
Total assets ...................................    18,721.7     24,436.2   38,766.7   33,261.6   44,576.5    38,030.4   46,618.6
Securities sold under agreements to repurchase
 and securities loaned .........................    11,200.8     14,732.4   24,116.7   20,385.4   29,369.0    24,860.8   28,396.7
Long-term borrowings ...........................       268.1        478.6      549.0      539.9      958.9       737.8    1,101.7
Preferred stock ................................          --           --      225.0      225.0      225.0       225.0      225.0
Stockholders' equity ...........................       340.3        454.6      750.3      820.3    1,198.7       844.7    1,252.1
OTHER FINANCIAL DATA (AT END OF PERIOD):
Book value per common share outstanding  .......   $    6.81    $    9.09  $   15.01  $   16.41  $   20.50   $   16.89   $  21.41
Ratio of net assets to stockholders' equity (4)        22.86x       22.12x     22.91x     17.18x     14.00x      15.54x     15.13x
Ratio of long-term borrowings to total
 capitalization (5) ............................        0.42x        0.51x      0.34x      0.30x      0.37x       0.36x      0.43x
Return on average equity (6) ...................        18.2%        36.8%      30.5%      13.1%      17.1%       15.8%      19.6%
Pre-tax profit margin (7) ......................         9.1%        16.9%      15.9%      13.6%      14.4%       14.1%      18.1%
After-tax profit margin (7) ....................         5.9%        10.1%       9.8%       8.2%       8.6%        8.5%      10.8%
Ratio of earnings to fixed charges (8)  ........        1.07x        1.21x      1.20x      1.10x      1.11x       1.10x      1.16x
Ratio of earnings to combined fixed charges and
 preferred stock dividends (9) .................          --           --         --       1.09x      1.10x       1.10x      1.15x

- ------------
    (1)Interest is net of interest expense to finance U.S. government and agency instruments of $1,008.0 million, $918.4 million, $1,083.6 million, $1,612.8 million, $2,109.2 million, $454.2 million and $487.4 million, respectively.

    (2)Earnings per common share has been calculated by dividing earnings applicable to common share (net income less preferred dividends) by the weighted average number of common shares and common share equivalents outstanding. Common share equivalents include shares of common stock issuable under the Restricted Stock Unit Plan and the dilutive effect of options under the treasury stock method. Weighted average common shares outstanding are the same for both primary and fully diluted earnings per common shares. Earnings per common share prior to 1994 were not presented because the amounts would not be meaningful.

    (3)Pro forma earnings per common share are calculated by dividing earnings applicable to common shares (net income less preferred dividends) by the pro forma weighted average common shares and common share equivalents outstanding. Pro forma common shares outstanding represent actual historical shares outstanding adjusted for the dilutive effect of the Restricted Stock Units ("RSUs") using the treasury stock method.

    (4)Net assets excludes securities purchased under agreements to resell and securities borrowed.

    (5)Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities of long-term borrowings.

    (6)After payment of dividends on the Company's Cumulative Exchangeable $8.83 Preferred Stock.

    (7)Based on net revenues.

    (8)For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

    (9)For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before the provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

THE FOLLOWING INFORMATION CONCERNING THE COMPANY, DLJ CAPITAL TRUST I, THE PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES IS IN ADDITION TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                                 THE COMPANY

   The Company is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1991 through 1995, the Company's total revenues and net income increased by a compound annual growth rate of 22.8% and 32.7%, respectively. The Company's average annual after-tax return on common equity for the past five years was 23.1%. At March 31, 1996, the Company had total assets of $46.6 billion and total stockholders' equity of $1.3 billion.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Since 1991, the Investment Banking group has raised over $190.0 billion for clients from the public and private markets in corporate equity and debt securities and has completed over 350 merger and acquisition, restructuring and divesture assignments aggregating approximately $89.0 billion. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. Since the Company began investing in leveraged investments in 1985 through March 31, 1996, it invested over $1.0 billion on behalf of the Company, its employees and funds it manages in 52 companies with an aggregate purchase price of over $19.5 billion and achieved an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America, Asia and certain other international markets.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and over-the-counter equity securities. The Company's equity sales and trading capabilities, combined with its research expertise, have contributed to commission revenues increasing, for the years 1991 through 1995, at a compound annual growth rate of 15.6%. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 600 U.S. brokerage firms which collectively maintain over 1.3 million client accounts. These client accounts held over $127.0 billion of assets at March 31, 1996. During 1995, Pershing accounted for more than 10% of the daily reported trading volume on the NYSE. In addition, Pershing's PC Financial Network (Service Mark) , a leading on-line discount broker in the U.S., has experienced significant growth over the past several years. The Company's Investment Services Group, which consists of approximately 270 account executives, provides high-net worth individuals and medium to smaller size institutions with access to the Company's equity and fixed-income research, trading services and underwriting and has one of the highest revenues per account executive in the industry. Through Wood, Struthers & Winthrop Management Corp. and affiliates the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions, and at March 31, 1996 had over $4.1 billion in assets under management.

   Apart from its three principal operating groups, the Company also maintains a separate brokerage subsidiary, Autranet, Inc., which provides institutional investors with research generated by independent originators that are not affiliated with Wall Street brokerage firms.

   Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the New York Stock Exchange, Inc. to be owned publicly. Fifteen years later, the Company was purchased by subsidiaries of the Equitable Companies Incorporated ("EQ") (EQ and its subsidiaries other than the Company, collectively, "Equitable"). Equitable, which as of March 31, 1996, owned an approximately 80% interest in the Company following the Company's initial public offering in October 1995, is a diversified financial services organization and one of the world's largest investment management organizations. AXA is EQ's largest stockholder, beneficially owning at March 31, 1996, approximately 60.7% of EQ's outstanding shares of common stock and $392.2 million of EQ's Series E convertible preferred stock.

                              DLJ CAPITAL TRUST I

   DLJ Capital Trust I is a statutory business trust formed on June 19, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust among the Trustees and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, as of the date the Preferred Securities are initially issued. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

                                 RISK FACTORS

   Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON THE COMPANY

   The obligations of the Company under the Junior Subordinated Debentures are unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness of the Company but senior to its capital stock. At March 31, 1996, the Company had Senior Indebtedness outstanding of approximately $1.1 billion. The Company's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. As of March 31, 1996, the aggregate amount of indebtedness of the Company's subsidiaries to which holders of the Junior Subordinated Debentures and the Preferred Securities Guarantees would have been structurally subordinated was approximately $1.4 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities--Subordination" in the accompanying Prospectus.

   The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Indenture. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms to the Preferred Securities Guarantee and senior to its capital stock or to any guarantee of the Company in respect of its capital stock.

   The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

   So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 60 consecutive monthly interest periods, during which no interest shall be due and payable. In such an event, monthly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of
  % per annum, compounded monthly) by the Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that (i) the Company will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. As of March 31, 1996, the Company had 2,250,000 Shares of Cumulative Exchangeable $8.83 Preferred Stock outstanding. Each holder of Cumulative Exchangeable Preferred Stock is entitled to receive when, as and if it is declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends of $8.83 per share per annum, payable quarterly in arrears. Subject to certain conditions, after October 15, 1996, the Company may exchange the Cumulative Exchangeable $8.83 Preferred Stock for an equal principal amount of subordinated notes of the Company bearing a rate of interest of 9.58% per annum and having the same redemption provisions as the Cumulative Exchangeable $8.83 Preferred Stock (as described under "Description of Capital Stock" in the accompanying Prospectus.) The Company is required to redeem all outstanding shares of the Cumulative Exchangeable $8.83 Preferred Stock on October 15, 2003 and may redeem such Preferred Stock in whole or in part at any time at its option in certain circumstances.

   Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 60 consecutive months or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

   Because the Company has the right to extend the interest payment period for an Extension Period of up to 60 consecutive monthly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States Federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash. Generally, all of a securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation--Accrual of Original Issue Discount and Premium" and "--Potential Extension of Payment Period on the Junior Subordinated Debentures."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

   Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated

Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, in the manner described in "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution," Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis (as defined under "The DLJ Trusts" in the accompanying Prospectus) to the holders of the Preferred Securities and Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, the Company shall have the right to redeem at any time the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures--General."

   If enacted in their present form, certain legislative proposals in the Revenue Reconciliation Bill of 1996 (the "Bill") would prevent the Company from deducting interest on the Junior Subordinated Debentures. The Bill as proposed would be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals if enacted would not prevent the Company from deducing interest on the Junior Subordinated Debentures. This would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

   Under current United States Federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation--Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

LIMITING VOTING RIGHTS

   Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

LISTING OF PREFERRED SECURITIES; TRADING PRICES

   The Preferred Securities constitute a new issue of securities with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although Donaldson, Lufkin & Jenrette Securities Corporation has indicated to the Company and the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holders adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation--Accrual of Original Issue Discount and Premium" and "--Disposition of the Preferred Securities."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

   As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 60 consecutive monthly interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

                         CAPITALIZATION OF THE COMPANY

   The following table sets forth the unaudited consolidated capitalization of the Company at March 31, 1996, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Preferred Securities (assuming no exercise of the Underwriters overallotment option). See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                        MARCH 31, 1996
                                                                 ---------------------------
                                                                     ACTUAL      AS ADJUSTED
                                                                        (IN THOUSANDS)
Short-term borrowings ..........................................   $1,727,730
                                                                 ============
Long-term borrowings:
 Senior Notes ..................................................   $  496,917
 Senior subordinated revolving credit ..........................      250,000
 Medium-term notes .............................................      337,519
 Other borrowings ..............................................       17,259
                                                                 ------------
 Total long-term borrowings ....................................    1,101,695
Cumulative Exchangeable $8.83 Preferred Stock, at redemption
 value .........................................................      225,000
Company-obligated mandatorily redeemable preferred securities
 of grantor trusts (1) .........................................           --

Stockholders' equity:
 Common stock ($0.10 par value) 150,000,000 shares authorized;
  53,300,000 shares issued and outstanding .....................        5,330
 Restricted stock units; 5,179,147 units authorized, issued and
  outstanding ..................................................      106,163
 Paid-in capital ...............................................      363,993
 Retained earnings .............................................      777,330
 Cumulative translation adjustment .............................         (729)
                                                                 ------------
 Total stockholders' equity ....................................    1,252,087
                                                                 ------------
 Total capitalization ..........................................   $2,578,782
                                                                 ============

- ------------

(1) As described in this Prospectus Supplement, the sole asset of the Trust will be the Junior Subordinated Debentures.

                             ACCOUNTING TREATMENT

   The financial statements of the Trust will be consolidated with the Company's financial statements, with the Preferred Securities shown as Company-obligated mandatorily redeemable preferred securities in grantor trusts holding junior subordinated debentures of the Company.

                               USE OF PROCEEDS

   The proceeds of the sale of the Preferred Securities will be invested by the Trust in Junior Subordinated Debentures of the Company. The proceeds from the issuance of such Junior Subordinated Debentures will be used by the Company for the reduction of short-term indebtedness, and for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The Preferred Securities will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, The Bank of New York, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the Preferred Securities and is qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

   The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the Preferred Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will own and hold the Junior Subordinated Debentures as trust assets for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of moneys held by the Property Trustee and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Property Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Voting Rights."

DISTRIBUTIONS

   Distributions on the Preferred Securities will be fixed at a rate per
annum of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one month will bear interest thereon
at the rate per annum of    % of the stated liquidation amount of $25 per
Preferred Security (to the extent permitted by law), compounded monthly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

   Distributions on the Preferred Securities will be cumulative, will accrue from the original date of issuance and, except as otherwise described below,
will be payable monthly in arrears, commencing on       , 1996, but only if,
and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

   So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 60 consecutive monthly interest periods and, as a consequence, the Trust would defer monthly distributions on the Preferred Securities (though such distributions would continue to accrue with interest
thereon at the rate of     % per annum, compounded monthly) during any such
Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that (i) the Company will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock, and (ii) the foregoing will not apply to any stock dividend by the Company. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 60 consecutive months or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors" "--Option to Extend Interest Payment Period; Tax Impact of Extension"; "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." Payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

   Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

   Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day (as defined herein) prior to the relevant Distribution payment date. Distributions payable on any Preferred Securities that are not punctually paid on any Distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that Distributions shall not be considered payable on any Distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Distribution payment date. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred and Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York) are permitted or required by any applicable law to close.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

   If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or the Company or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States Federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or
(ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to the Company or the Regular Trustees the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the

Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

   "Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus Supplement as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

   "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

   On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

   There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

MANDATORY REDEMPTION

   Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior

Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by DTC or its nominee will be redeemed as described under "Book-Entry-Only; Delivery and Form" below.

REDEMPTION PROCEDURES

   The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all monthly distribution periods terminating on or prior to the date of redemption.

   If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee" in the accompanying Prospectus, distributions on such Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

   In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "Book-Entry Only Issuance--The Depository Trust Company."

   If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company pursuant to the Indenture will only redeem Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

   Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

 LIQUIDATION DISTRIBUTION UPON DISSOLUTION

   In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in exchange therefor.

   If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

   Pursuant to the Declaration, the Trust shall terminate: (i) on , 2046;
(ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.

NO MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

   The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

   An Indenture Event of Default (as defined in the accompanying Prospectus) will constitute an event of default under the Declaration with respect to the Trust Securities (an "Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Voting Rights."

   Upon the occurrence of an Event of Default, the Property Trustee as the holder of all of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures."

VOTING RIGHTS

   Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Preferred Securities
Guarantee--Amendments and Assignment" in the accompanying

Prospectus and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Preferred Securities will have no voting rights.

   Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.06 of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of Preferred Securities representing such specified percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (b) above, each holder of all Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Debentures under the Indenture), any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person. In addition, holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holders.

   A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

   In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures, the Property Trustee may only give such consent at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities; and, provided, further, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

   Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

   No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

   Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

   The procedures by which persons owning Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Book-Entry; Delivery and Form" below.

   Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

   The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided, that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect,
(a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Securities.

   Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee;
(iv) Article IV of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "The DLJ Trusts" in the accompanying Prospectus may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

   The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity;
(ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

   The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global Preferred Securities certificates (each a "Preferred Securities Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

   Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

   Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus proxy).

   Distribution payments on the Preferred Securities represented by a Preferred Series Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

   DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but the Trust and the Company take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

   In the event the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

   Payment of distributions and payments on redemption of the Preferred Securities will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate liquidation amount, at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Preferred Security will be made only upon surrender of such Preferred Security to the Property Trustee.

   The Bank of New York or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. The Bank of New York will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

   Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

   The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

   The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   The Company and certain of its affiliates maintain a deposit account and banking relationship with the Property Trustee.

GOVERNING LAW

   The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

   The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

   The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.

              DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

   Set forth below is a description of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities and which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the
Indenture dated      , 1996 between the Company and The Bank of New York, as
trustee (the "Indenture Trustee") as supplemented by the First Supplemental
Indenture dated      , 1996 between the Company and the Indenture Trustee (as
so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus Supplement forms a part, and those made part of the Indenture by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debt Securities." The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

   The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

   Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

GENERAL

   The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

   The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest
thereon, on    , 2046. The Junior Subordinated Debentures are not subject to any sinking fund.

   If Junior Subordinated Debentures are distributed to holders of Preferred Securities in dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

   In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

    If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

OPTIONAL REDEMPTION

   Except as provided below, the Junior Subordinated Debentures may not be
redeemed prior to     , 2001. The Company shall have the right to redeem the
Junior Subordinated Debentures, in whole or in part, from time to time, on or
after     , 2001 upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued during an Extension Period. The Company will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities--Special Event Redemption or Distribution."

   If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

   In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 2.05)

INTEREST

   The Junior Subordinated Debentures will bear interest at the rate of     %
per annum from the original date of issuance. Interest will be payable
monthly in arrears on the    day of each month (each, an "Interest Payment
Date"), commencing on       to the person in whose name such Junior
Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the Preferred Securities shall not continue to remain in book-entry only form or (ii) if following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the Preferred Securities," the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any interest payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such interest payment date.

   The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full monthly period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days lapsed in such a 30-day month. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

   So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for period not exceeding 60 consecutive months. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that (i) the Company will be permitted to pay accrued dividends upon exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. On the interest payment date occurring at the end of each Extension Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 60 consecutive months or to cause any extension beyond maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or the Company's currently outstanding indebtedness.

   If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Trust shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities.

   If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

COMPOUNDED INTEREST

   Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

BOOK-ENTRY AND SETTLEMENT

   If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

   Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture. If Junior Subordinated Debentures are distributed to holder of Preferred Securities, DTC will act as securities depositary for the Junior Subordinated Debentures.

   For a description of DTC and DTC's book-entry system, see "Description of Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

   None of the Company, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed; (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable; or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

          RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

   As set forth in the Declaration, the Trust exists for the sole purpose of
(a) issuing the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto.

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to the Company; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and
(iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause
(iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

   Payments of distributions and other payments due on the Preferred Securities are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee" in the accompanying Prospectus. If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

   The Property Trustee will have the Power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities

Guarantee. If the Property Trustee fails to enforce its rights under the Indenture any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights institute a legal proceeding against the Company to enforce such rights. If the Property Trustee fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Preferred Securities Guarantee. In addition, holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinates Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holders. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee" in the accompanying Prospectus Supplement.

   The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

                                   TAXATION

   In the opinion of Davis Polk & Wardwell, counsel to the Company and the Trust, the following are the material United States Federal income tax consequences of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"). Treasury Regulations thereunder and administrative and judicial interpretations thereof are of the date hereof, all of which are subject to change (possibly on a retroactive basis).

   INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

   In connection with the issuance of the Preferred Securities, Davis Polk & Wardwell, counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust. Accordingly, each Securityholder will be required to include in gross income his pro rata share of income accrued on the Junior Subordinated Debentures.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND PREMIUM

   The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an initial Holder for any monthly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such monthly interest period, unless the issue price of the Junior Subordinated Debentures (as defined below) is less than $25.

   The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because the Company has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of Junior Subordinated Debentures will be equal to the first price to the public at which a substantial amount of the Preferred Securities is sold for cash, which is expected to be $25.

   A Securityholder's initial tax basis for his pro rata share of the Junior Subordinated Debentures will be equal to his pro rata share of their "issue price," as defined above, and will be increased by original issue discount accrued with respect to his pro rata share of the Junior Subordinated Debentures, and reduced by the amount of cash distributions with respect thereto. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

 POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

   Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

   Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

MARKET DISCOUNT AND BOND PREMIUM

   Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

   Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

   The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of his Preferred Securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rate share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

UNITED STATES ALIEN HOLDERS

   For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

   Under present United States Federal income tax law:

       (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership; and
    (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

       (ii) A United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

   The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

   Payments made on, and proceeds from the sale of Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

   If enacted in their present form, certain legislative proposals in the Revenue Reconciliation Bill of 1996 (the "Bill") would prevent the Company from deducting interest on the Junior Subordinated Debentures. The Bill as proposed would be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals if enacted would not prevent the Company from deducting interest on the Junior Subordinated Debentures. This would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

                                 UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Company and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of the Underwriters, for whom Donaldson, Lufkin & Jenrette Securities Corporation is acting as representative (the "Representative"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below.

                                                            NUMBER OF
                                                            PREFERRED
UNDERWRITER                                                 SECURITIES
- -------------------------------------------------------  --------------
Donaldson, Lufkin & Jenrette Securities Corporation  ...

                                                         --------------
 Total .................................................

   The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the Preferred Securities offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. If any Preferred Securities are purchased by the Underwriters pursuant to the Underwriting Agreement, all such Preferred Securities must be purchased.

   The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $      per Preferred Security,
provided that such concession for sales of 10,000 or more Preferred
Securities to any single purchaser will be $      per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $      per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representative.

   In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds, an amount in same day
funds of $      per Preferred Security or $      in the aggregate ($      in
the aggregate if the Underwriters' overallotment option is exercised in full) for the accounts of the several Underwriters, provided that such compensation for sales of 10,000 or more Preferred Securities to any single purchaser will
be $   per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriter's Compensation will be less than the aggregate amount specified in the preceding sentence.

   Pursuant to the Underwriting Agreement, the Trust and the Company have granted to the Underwriters an option, exercisable for 30 days from the date
hereof, to purchase up to       additional Preferred Securities at the
initial public offering price set forth on the cover page hereof. The Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering. The Company will pay Underwriters' Compensation in the amount per Preferred Security set forth above with respect to such additional Preferred Securities. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Preferred Securities offered by the Underwriters hereby.

   During a period of 30 days from the date of the Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for any series of Junior Subordinated Debentures and the Preferred Securities offered hereby).

    Application will be made to list the Preferred Securities on the NYSE. If so approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Representative has advised the Trust that it intends to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representative will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

   The Representative is a wholly-owned subsidiary of the Company. The Representative has committed to purchase from the Company % of the Preferred Securities to be purchased in the offering on the same basis as the other Underwriters. Although the amount of proceeds derived from the offering by the Company will not be affected by the Representative's participation as an Underwriter to the extent that part or all of the Preferred Securities to be purchased by the Representative are not resold, the Preferred Securities owned by the Representative will be eliminated in consolidation and will not be shown as outstanding in the consolidated financial statements of the Company. The Representative intends to resell any Preferred Securities which it is unable to resell in the offering from time to time, at prevailing market prices. This Prospectus Supplement, together with the accompanying Prospectus, may also be used by the Representative in connection with offers and sales of the Preferred Securities related to market-making transactions by and through the Representative, at negotiated prices related to prevailing market prices at the time of sale or otherwise. The Representative may act as principal or agent in such transactions. The offering of the Preferred Securities is being conducted in accordance with Schedule E of the NASD By-Laws.

   Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to payments that the Underwriters may be required to make in respect thereof.

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DONALDSON, LUFKIN & JENRETTE, INC., DLJ CAPITAL TRUST I OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DONALDSON, LUFKIN & JENRETTE, INC. OR DLJ CAPITAL TRUST I SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY PREFERRED SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                                PAGE
                                             --------
            PROSPECTUS SUPPLEMENT
Selected Consolidated Financial Data  ...... S-4
The Company ................................ S-7
DLJ Capital Trust I ........................ S-9
Risk Factors ............................... S-10
Capitalization of the Company .............. S-14
Accounting Treatment ....................... S-15
Use of Proceeds ............................ S-15
Description of the Preferred Securities  ... S-16
Description of the Junior Subordinated
 Debentures ................................ S-27
Relationship Between the Preferred
 Securities, the Junior Subordinated
 Debentures and the Preferred Securities
 Guarantee ................................. S-31
Taxation ................................... S-33
Underwriting ............................... S-36
                      PROSPECTUS
Available Information ...................... 2
Incorporation of Certain Documents by
 Reference ................................. 2
Use of Proceeds ............................ 3
Ratios of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends ................. 3
The Company ................................ 4
The DLJ Trusts ............................. 6
Description of the Preferred Securities  ... 10
Description of the Preferred Securities
 Guarantees ................................ 11
Description of the Junior Subordinated
 Debt Securities ........................... 14
Plan of Distribution ....................... 20
Legal Matters .............................. 21
Experts .................................... 21

                               PREFERRED SECURITIES

                                     DLJ
                               CAPITAL TRUST I

                          % PREFERRED TRUST SECURITIES
                           GUARANTEED TO THE EXTENT
                             SET FORTH HEREIN BY
                      DONALDSON, LUFKIN & JENRETTE, INC.

                            PROSPECTUS SUPPLEMENT

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                        , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JULY 3, 1996

PROSPECTUS
     , 1996
                                 $500,000,000
                      DONALDSON, LUFKIN & JENRETTE, INC.
                     DEBT SECURITIES AND PREFERRED STOCK

   Donaldson Lufkin & Jenrette, Inc. (the "Company") may from time to time offer, together or separately, (i) senior or subordinated debt securities (the "Debt Securities") or (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"). The Debt Securities and Preferred Stock are collectively called the "Securities."

   The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities either directly or to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

   Specific terms of the securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the ranking as senior or subordinated debt securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange and (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities on a national securities exchange.

   The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

   This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:
//www.sec.gov. The Company's common stock, par value $0.10 per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Current Reports on Form 8-K dated February 9, 1996 and February 12, 1996, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus.

   All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172,
Attention: Corporate Secretary (Telephone: (212) 892-3000).

                               USE OF PROCEEDS

   Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Offered Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

                              RATIOS OF EARNINGS
                  TO FIXED CHARGES AND EARNINGS TO COMBINED
                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

                                                                        THREE MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,             MARCH 31,
                               --------------------------------------  ------------------
                                 1991    1992    1993    1994    1995          1996
Ratio of earnings to fixed
 charges (1) .................   1.07    1.21    1.20    1.10    1.11          1.16
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (2) ......... --      --      --        1.09    1.10          1.15


- ------------

   (1) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

   (2) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                                 THE COMPANY

   The Company is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1991 through 1995, the Company's total revenues and net income increased by a compound annual growth rate of 22.8% and 32.7%, respectively. The Company's average annual after-tax return on common equity for the past five years was 23.1%. At March 31, 1996, the Company had total assets of $46.6 billion and total stockholders' equity of $1.3 billion.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Since 1991, the Investment Banking group has raised over $190.0 billion for clients from the public and private markets in corporate equity and debt securities and has completed over 350 merger and acquisition, restructuring and divestiture assignments aggregating approximately $89.0 billion. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. Since the Company began investing in leveraged investments in 1985 through March 31, 1996, it invested over $1.0 billion on behalf of the Company, its employees and funds it manages in 52 companies with an aggregate purchase price of over $19.5 billion and achieved an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America, Asia and certain other international markets.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and over-the-counter equity securities. The Company's equity sales and trading capabilities, combined with its research expertise, have contributed to commission revenues increasing, for the years 1991 through 1995, at a compound annual growth rate of 15.6%. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 600 U.S. brokerage firms which collectively maintain over 1.3 million client accounts. These client accounts held over $ 127.0 billion of assets at March 31, 1996. During 1995, Pershing accounted for more than 10% of the daily reported trading volume on the NYSE. In addition, Pershing's PC Financial Network (Service Mark) , a leading on-line discount broker in the U.S., has experienced significant growth over the past several years. The Company's Investment Services Group, which consists of approximately 270 account executives, provides high-net-worth individuals and medium to smaller size institutions with access to the Company's equity and fixed-income research, trading services and underwriting and has one of the highest revenues per account executive in the industry. Through Wood, Struthers & Winthrop Management Corp. and affiliates the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions, and at March 31, 1996 had over $4.1 billion in assets under management.

   Apart from its three principal operating groups, the Company also maintains a separate brokerage subsidiary, Autranet, Inc., which provides institutional investors with research generated by independent originators that are not affiliated with Wall Street brokerage firms.

   Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the New York Stock Exchange, Inc. to be owned publicly. Fifteen years later, the Company was purchased by subsidiaries of The Equitable Companies Incorporated ("EQ") (EQ and its subsidiaries other than the Company, collectively, "Equitable"). Equitable, which as of March 31, 1996, owned an approximately 80% interest in the Company following the Company's initial public offering in October 1995, is a diversified financial services organization and one of the world's largest investment management organizations. AXA is EQ's largest stockholder, beneficially owning at March 31, 1996, approximately 60.7% of EQ's outstanding shares of common stock and $392.2 million of EQ's Series E convertible preferred stock.

   The principal executive offices of the Company are located at 277 Park Avenue, New York, NY, 10172 and its telephone number is (212) 892-3000. The Company has 17 additional offices in 14 locations in the U.S., and ten offices in Europe, Asia and Latin America.

                         DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.10 per share and 25,000,000 shares of Preferred Stock, par value $0.01 per share. As of March 31, 1996, the Company had 53,300,000 shares of Common Stock and 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws of the Company, copies of which have been filed with the Commission.

COMMON STOCK

   Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. All outstanding shares of Common Stock are fully paid and nonassessable.

   The Common Stock is listed on the New York Stock Exchange under the symbol "DLJ."

   The transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

   The Company's Certificate of Incorporation authorizes 25,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix, by resolution, the terms of such securities, without any further vote or action by the stockholders.

   The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether such Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both. As of March 31, 1996, the Company had 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding.

 CUMULATIVE EXCHANGEABLE PREFERRED STOCK

   Dividends. Each holder of Cumulative Exchangeable Preferred Stock is entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends of $8.83 per share per annum, payable quarterly in arrears.

   Liquidation. Upon the dissolution, liquidation or winding up of the Company, the holders of the Cumulative Exchangeable Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount in cash equal to (i) the Optional Redemption Price (as defined below), if such dissolution, liquidation or winding up is voluntary or (ii) $100 per share plus an amount in cash equal to all dividends accrued and unpaid thereon to the date fixed for distribution plus accrued interest thereon if such dissolution, liquidation or winding up is involuntary, in either case before any payment or distribution shall be made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Cumulative Exchangeable Preferred Stock.

   Exchangeability. Subject to certain conditions, after October 15, 1996, the Company may exchange the Cumulative Exchangeable Preferred Stock for an equal principal amount of subordinated notes of the Company bearing a rate of interest of 9.58% per annum and having the same redemption provisions as the Cumulative Exchangeable Preferred Stock described below.

   Voting Rights. The holders of the Cumulative Exchangeable Preferred Stock are not entitled to vote at any meeting of stockholders of the Company, except as set forth below or as otherwise required by law. In the event that (i) the Company has failed to pay in full the dividends accumulated on the outstanding shares of the Cumulative Exchangeable Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, or (ii) the Company shall have failed to comply with the provisions for mandatory redemption described below, then, in each case, the number of directors of the Company shall be increased by two and holders of shares of Cumulative Exchangeable Preferred Stock will have the right, voting together as a single class, to elect such additional directors at the next annual meeting of stockholders of the Company and at each annual meeting thereafter until the full dividends accumulated have been paid or the mandatory redemption provisions have been complied with, as the case may be. Upon termination of such voting rights, the term of office of each director elected by holders of the Cumulative Exchangeable Preferred Stock shall terminate and the number of directors constituting the entire Board of Directors shall be reduced accordingly. The holders of the Cumulative Exchangeable Preferred Stock will also be entitled to vote separately as a class in connection with certain actions by the Company, including (i) any amendment to the Company's Certificate of Incorporation or the Certificate of Designation relating to the Cumulative Exchangeable Preferred Stock so as to adversely affect any powers, preferences or special rights of the Cumulative Exchangeable Preferred Stock, (ii) any increase in the authorized number of Cumulative Exchangeable Preferred Stock,
(iii) any authorization or issuance of a class or series of securities ranking senior to the Cumulative Exchangeable Preferred Stock or (iv) in certain circumstances, a merger or consolidation or sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company.

   Mandatory Redemption. The Company will redeem all the outstanding shares of Cumulative Exchangeable Preferred Stock out of funds legally available therefor at $100 per share plus accrued and unpaid dividends and any accrued interest thereon on October 15, 2003.

   In the event of a Change of Control (as defined below), the Company shall notify the holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all of the outstanding shares of the Cumulative Exchangeable Preferred Stock at $100 per share plus accrued and unpaid dividends and any accrued interest thereon. "Change of Control" is defined as (i) other than in the ordinary course of business, the sale or other disposition of all or substantially all of the assets of the Company to any person other than EQ or any wholly-owned subsidiary thereof, (ii) the merger, sale or consolidation of the Company with the effect that EQ ceases to own directly or indirectly at least 51% of the total voting power of the surviving corporation or (iii) EQ ceases to own directly or indirectly at least 51% of the voting stock of The Equitable Life Assurance Society of the United States. In addition, if prior to October 15, 2003, the Company shall sell more than 20% of the shares of common stock of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), the Company shall notify holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all the outstanding shares of Cumulative Exchangeable Preferred Stock at the Optional Redemption Price (as defined below).

   Optional Redemption. The Cumulative Exchangeable Preferred Stock may be redeemed in whole or in part at the option of the Company at any time at the greater of (A) $100 plus accrued and unpaid dividends and any accrued interest thereon and (B) the present value of the future mandatory redemption and dividend payments which would have been made except for such optional redemption plus accrued and unpaid dividends and any accrued interest thereon (the "Optional Redemption Price"). In addition, at any time, at the option of the Company, up to 750,000 shares of the Cumulative Exchangeable Preferred Stock may be redeemed with proceeds from any public offering of Common Stock of the Company at the Optional Redemption Price calculated using a higher discount rate.

   Limitation on Payments. The Cumulative Exchangeable Preferred Stock also contains certain restrictions on the ability of the Company to pay cash dividends on, or redeem, repurchase or otherwise acquire or retire any shares of its capital stock and on the ability of the Company to make payments under certain long-term incentive compensation plans.

                        DESCRIPTION OF DEBT SECURITIES

   The Company's Debt Securities, may constitute either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities") of the Company and will be issued in the case of Senior Debt Securities under an indenture dated as of October 25, 1995 (the "Senior Debt Indenture") between Donaldson, Lufkin & Jenrette, Inc., as issuer, and The Bank of New York, as trustee and in the case of Subordinated Debt Securities under an indenture dated as of , 1996 (the "Subordinated Debt Indenture") between Donaldson, Lufkin & Jenrette, Inc., as issuer and The Bank of New York, as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Bank of New York, in its capacity as trustee under either or both of the Indentures is referred to herein as the "Trustee."

   Copies of the Indentures have been incorporated by reference or included herein as exhibits to the Registration Statement of which this Prospectus is a part and are also available for inspection at the office of the Trustee. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Section references contained herein are to the applicable Indenture. The following summaries of certain provisions of the Indentures do not purport to be complete, and where reference is made to particular provisions of the Indentures, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The Indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge.

GENERAL

   Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be direct, unsecured senior or subordinated obligations of the Company. Except as described under "--Negative Pledge," neither Indenture limits other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contains financial or similar restrictions on the Company or any of its subsidiaries. The operations of the Company are conducted through its subsidiaries, and, therefore, the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries. As of March 31, 1996, the aggregate amount of indebtedness of the Company's subsidiaries to which holders of the Debt Securities would have been structurally subordinated was approximately $1.4 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to prior claims of such subsidiary's creditors, including trade creditors, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary. In addition, net capital requirements under the Exchange Act and New York Stock Exchange rules applicable to certain of the Company's subsidiaries could limit the payment of dividends and the making of loans and advances to the Company by such subsidiaries.

   The applicable Prospectus Supplement which accompanies this Prospectus, sets forth where applicable the following terms of, and information relating to, the Debt Securities offered thereby: (i) the ranking of such Debt Securities as senior or subordinated debt securities; (ii) the designation of such Debt Securities; (iii) the aggregate principal amount of such Debt Securities; (iv) the date or dates on which principal of and premium, if any, on such Debt Securities is payable; (v) the rate or rates at which such Debt Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (vi) if other than the offices of the Trustee, the place where the principal of and any premium or interest on such Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) if other than denominations of $1,000 or multiples thereof, the denominations in which such Debt Securities will be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (x) if other than U.S. dollars, the currency or currencies (including composite currencies) in which such Debt Securities are denominated or payable; (xi) whether such Debt Securities shall be issued in the form of a Global Security or securities; (xii) any other specific terms of such Debt Securities; and
(xiii) the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to such Debt Securities. (Section 2.3)

   Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

   Unless otherwise specified in the accompanying Prospectus Supplement, interest on any series of Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

   If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the Federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

BOOK-ENTRY SYSTEM

   If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global Debt Securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

   The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interest in a Global Security.

   So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of a beneficial interest in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities represented thereby and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing practice, in the event that the Company requests any action of a holder or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

   Payment of principal of, and interest on, the Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered pursuant to the applicable Prospectus Supplement is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be, or is not in good standing as, a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

SENIOR DEBT

   Payment of the principal of, premium, if any, and interest on Senior Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

   Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company. As of March 31, 1996, the Company had Senior Indebtedness outstanding of approximately $1.1 billion. Indebtedness issued or to be issued pursuant to

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the Indenture dated as of           , 1996 between the Company and The Bank of
New York, as Trustee, providing for the issuance of junior subordinated debt securities of the Company is subordinate in right of payment to the Subordinated Debt Securities. As of March 31, 1996, no junior subordinated debt securities were outstanding.

   The Subordinated Debt Indenture provides that no payment may be made by or on behalf of the Company on account of any obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Subordinated Debt Securities, including the principal of, premium, if any, or interest on the Subordinated Debt Securities, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to the provisions of the Indenture described under "--Discharge, Defeasance and Covenant Defeasance" with respect to a defeasance permitted by the Indenture, including the subordinated provisions thereof) or acquire any of the Subordinated Debt Securities for cash, property or securities, (i) upon the maturity of the Senior Indebtedness with an aggregate principal amount in excess of $1.0 million by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other obligations in respect thereof are first paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any other amount payable in respect of the Senior Indebtedness with an aggregate principal amount in excess of $1.0 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

   Upon the happening of a default (any event that, after notice or passage of time would be an event of default) or an event of default (any event that permits the holders of Senior Indebtedness or their representative or representatives immediately to accelerate its maturity) with respect to any Senior Indebtedness, other than a default in payment of the principal of, premium, if any, or interest on such Senior Indebtedness, upon written notice of such default or event of default given to the Company and the Trustee by the holders of a majority of the principal amount outstanding of such Senior Indebtedness or their representative or representatives or, if such default or event of default results from the acceleration of the Subordinated Debt Securities, immediately upon such acceleration, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by or on behalf of the Company with respect to any obligation or claim in respect of the Subordinated Debt Securities, including the principal of, premium, if any, or interest on the Subordinated Debt Securities or to redeem (or make a deposit in redemption of), defease or acquire any of the Subordinated Debt Securities for cash, property or securities. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety within 180 days after the date written notice of such default or event of default is delivered as set forth above or the date of such acceleration as the case may be (the "Payment Blockage Period"), and such declaration or acceleration has not been rescinded, the Company shall be required then to pay all sums not paid to the Holders of the Subordinated Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Subordinated Debt Securities. Any number of such notices may be given; provided however, that (i) during any 360 consecutive days, only one Payment Blockage Period shall commence and (ii) any such default or event of default that existed upon the commencement of a Payment Blockage Period may not be the basis for the commencement of any other Payment Blockage Period, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

   In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company from any source whether in cash, property or securities, shall be received by the Trustee or the Holders on account of any obligation or claim in respect of the Subordinated Debt Securities at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any

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indenture pursuant to which any instruments evidencing any of such Senior
Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise, (i) the holders of all Senior Indebtedness would first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the principal, premium, if any, and interest payable in respect therefor before the Holder would be entitled to receive any payment on account of the principal of , premium, if any, and interest on the Subordinated Debt Securities, and (ii) any payment or distribution of assets of the Company of any kind or character, from any source, whether in cash, property or securities to which the Holders or the Trustee on behalf of the Holders would be entitled, except for the subordination provisions contained in the Indenture, would be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   The holders of the Senior Indebtedness and their respective representatives are authorized to demand specific performance of the provisions with respect to subordination in the Indenture at any time when the Company or any Holder shall have failed to comply with any provision with respect to subordination in the Indenture applicable to it, and the Company and each Holder irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance of such subordination provision in any action brought therefor by the holders of the Senior Indebtedness and their respective representatives.

   By reasons of such subordination, in the event of the liquidation or insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including Holders of the Subordinated Debt Securities, may recover less, ratably, than holders of Senior Indebtedness.

   No provision contained in the Indenture or the Subordinated Debt Securities will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Subordinated Debt Securities. The subordination provisions of the Indenture and the Subordinated Debt Securities will not prevent the occurrence of any Event of Default under the Indenture or limit the rights of the Trustee or any Holder, except as provided in the seven preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

NEGATIVE PLEDGE

   The Senior Debt Indenture provides that the Company and any successor corporation will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance except for Permitted Liens (as defined in the Senior Debt Indenture) on the Voting Stock of DLJSC or any other Subsidiary of the Company which shall hereafter succeed by merger or otherwise to all or substantially all of the business of DLJSC (a "DLJSC Successor"), without making effective provision whereby the Senior Debt Securities will be secured equally and ratably with such secured indebtedness. (Senior Debt Indenture, Section 4.3)

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CERTAIN DEFINITIONS

   The term "Holder" or "Securityholder" as defined in the applicable Indenture means the registered holder of any Debt Security with respect to registered Debt Securities and the bearer of any unregistered Debt Security or any coupon appertaining thereto, as the case may be.

   "Original Issue Discount Security" as defined in the applicable Indenture means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the applicable Indenture.

   The term "Senior Indebtedness" as defined in the Subordinated Debt Indenture means the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinated to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a subsidiary of the Company. (Subordinated Debt Indenture, Section 1.1)

   The term "Subsidiary" as defined in the applicable Indenture means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the applicable Indenture) is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

   Under each Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless: (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debt Securities and under the applicable Indenture and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the applicable Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with the terms, subject to customary exceptions; and (b) the Company shall have delivered to the Trustee an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the applicable Indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above.
(Section 5.1)

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EVENTS OF DEFAULT

   Events of Default defined in the applicable Indenture with respect to the Debt Securities of any series are: (a) the Company defaults in the payment of all or any part of the principal of any Debt Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;
(b) the Company defaults in the payment of any interest on any Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the applicable Indenture with respect to any Debt Security of such series or in the Debt Securities of such series and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Debt Securities of all series under the applicable Indenture affected thereby; (d) an involuntary case or other proceeding shall be commenced against the Company or DLJSC (including for purposes of paragraph (d) and (e) hereof any DLJSC Successor) with respect to the Company or DLJSC or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or DLJSC or for any substantial part of the property and assets of the Company or DLJSC, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or DLJSC under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Company or DLJSC (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or DLJSC or for all or substantially all of the property and assets of the Company or DLJSC or (iii) effects any general assignment for the benefit of creditors; (f) an event of default, as defined in any one or more indentures or instruments evidencing or under which the Company has at the date of the applicable Indenture or shall thereafter have outstanding an aggregate of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities at the time outstanding under the applicable Indenture; provided that if such event of default under such indentures or instruments shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the applicable Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; (g) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities at the time outstanding under the applicable Indenture; provided that if such failure shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the applicable Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; or (h) any other Event of Default established with respect to any series of Debt Securities issued pursuant to the applicable Indenture occurs. (Section 6.1)

   Each Indenture provides that if an Event of Default described in clauses
(a) or (b) of the immediately preceding paragraph with respect to the Debt Securities of any series then outstanding thereunder occurs and is continuing, then, and in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of any such affected series then

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


outstanding under the applicable Indenture (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the applicable Indenture) of all Debt Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (c) or (h) of the immediately preceding paragraph with respect to the Debt Securities of one or more series then outstanding under the applicable Indenture occurs and is continuing, then, in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the applicable Indenture) of the Debt Securities of all such affected series then outstanding under the applicable Indenture (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the applicable Indenture) of all Debt Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the applicable Indenture) of all the Debt Securities then outstanding under the applicable Indenture and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. If an Event of Default described in clauses (f) or (g) of the immediately preceding paragraph, or in clauses (c) or (h) of the immediately preceding paragraph with respect to the Debt Securities of all series then outstanding under the applicable Indenture, occurs and is continuing, then, in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Debt Securities of any outstanding series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the applicable Indenture) of all Debt Securities of any series then outstanding under the applicable Indenture except for any series of Debt Securities the principal of which shall have already become due and payable (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the applicable Indenture) of all Debt Securities of any series then outstanding under the applicable Indenture, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding Debt Securities of all such series that have been accelerated under the applicable Indenture (voting as a single class). (Section 6.2) Because the ability of Holders to declare the Debt Securities of any series due and payable upon an Event of Default under clauses (c), (f), (g) or (h) of the immediately preceding paragraph depends on the requisite action by Holders of all affected series of Debt Securities under the applicable Indenture, if there is more than one series of Debt Securities outstanding, Holders of a particular series of Debt Securities may be unable to declare the Debt Securities under the applicable Indenture due and payable upon an Event of Default described in clauses (c), (f), (g) or (h) of the immediately preceding paragraph without action by Holders of such other series. In October 1995, the Company issued $500,000,000 in aggregate principal amount of 6 7/8 % Senior Notes due 2005 under the Senior Debt Indenture and in February 1996 issued $250,000,000 in aggregate principal amount of 5 5/8 % Medium-Term-Notes due 2016 under the Senior Debt Indenture, all of which were outstanding as of the date hereof.

   Each Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or


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refraining from acting upon any officers' certificate, opinion of counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel, which shall conform to the requirements of the applicable Indenture and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; subject to the terms of the applicable Indenture, whenever in the administration of the trusts of the applicable Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action under the applicable Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the applicable Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers' certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of the applicable Indenture upon the faith thereof; (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care; (iv) any request, direction, order or demand of the Company mentioned in the applicable Indenture shall be sufficiently evidenced by an officers' certificate (unless other evidence in respect thereof be specifically prescribed in the applicable Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company; (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction; (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the applicable Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the applicable Indenture; (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the applicable Indenture in good faith and in reliance thereon; and (viii) prior to the occurrence of an Event of Default under the applicable Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officers' certificate, opinion of counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series affected then outstanding under the applicable Indenture; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the applicable Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. (Section 7.2)

   Subject to such provisions in the applicable Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the applicable Indenture) of the outstanding Debt Securities under the applicable Indenture of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series by the applicable Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or the

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


applicable Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Debt Securities pursuant to this paragraph. (Section 6.5)

   Subject to various provisions in the applicable Indenture, the Holders of at least a majority in principal amount (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the applicable Indenture) of the outstanding Debt Securities under the applicable Indenture of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Debt Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Debt Security as specified in clauses (a) or (b) of Section 6.1 of the applicable Indenture or in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Debt Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the applicable Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (Section 6.4)

   Each Indenture provides that no Holder of any Debt Securities of any series may institute any proceeding, judicial or otherwise, with respect to the applicable Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the applicable Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Debt Securities of all such series affected under the applicable Indenture shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the applicable Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such affected series under the applicable Indenture have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the applicable Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

   Each Indenture contains a covenant that the Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

   Each Indenture provides with respect to each series of Debt Securities that the Company may terminate its obligations under the Debt Securities of any series and the applicable Indenture with respect to Debt Securities of such series if: (i) all Debt Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the applicable Indenture; or (ii) (a) the Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (b) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Debt Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the applicable Indenture, and (c) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture with respect to the Debt Securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the Trustee under the applicable Indenture shall survive. With respect to the foregoing clause (ii), only the Company's obligations to execute and deliver Debt Securities of such series for authentication, to set the terms of the Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Debt Securities of such series, to deliver Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Debt Securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive. (Section 8.1)

   Each Indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Debt Securities of any series under the applicable Indenture, and the provisions of the applicable Indenture will, except as noted below, no longer be in effect with respect to the Debt Securities of such series ("legal defeasance") and
(ii) may, in the case of the Senior Debt Indenture, omit to comply with any term, provision or condition of the applicable Indenture described above under "--Negative Pledge" (or in the case of each Indenture omit to comply with any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to such Indenture), and such omission shall be deemed not to be an Event of Default under clauses (c) or (h) of the first paragraph of "--Events of Default" with respect to the outstanding Debt Securities of a series under the applicable Indenture ("covenant defeasance"); provided that the following conditions shall have been satisfied: (a) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Debt Securities of such series, for payment of the principal of and interest on the Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (c) no Default with respect to such Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (d) the Company shall have delivered to the Trustee an opinion of counsel that (1) the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision of the applicable Indenture and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Debt Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (e) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for the applicable Indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, the Company's obligations to execute and deliver Debt Securities of such series for authentication, to set the terms of the Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Debt Securities of such series, to deliver Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Debt Securities are no longer outstanding. After such Debt Securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Sections 8.2 and 8.3)

MODIFICATION OF THE INDENTURES

   Each Indenture provides that the Company and the Trustee may amend or supplement the applicable Indenture or the Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the applicable Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (2) to comply with Article 5 of the applicable Indenture in connection with a consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Company; (3) to comply with any requirements of the Commission in connection with the qualification of the applicable Indenture under the Trust Indenture Act; (4) to evidence and provide for the acceptance of appointment under the applicable Indenture with respect to the Debt Securities of any or all series by a successor Trustee;
(5) to establish the form or forms or terms of Debt Securities of any series or of the coupons pertaining to such Debt Securities as permitted under the applicable Indenture; (6) to provide for uncertificated or unregistered Debt Securities and to make all appropriate changes for such purpose; or (7) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

   Each Indenture also contains provisions whereby the Company and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the applicable Indenture and the outstanding Debt Securities of any series with the written consent of the Holders of a majority in principal amount of the Debt Securities then outstanding under the applicable Indenture of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Debt Securities under the applicable Indenture of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the applicable Indenture or the Debt Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the applicable Indenture, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Debt Security, or reduce the principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Debt Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the applicable Indenture or certain Defaults and their consequences provided for in the applicable Indenture;
(iii) waive a Default in the payment of principal of or interest on any Debt Security of such Holder; or (iv) modify any of the provisions of this provision of the applicable Indenture, except to increase any such percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security thereunder affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of Holders of Debt Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the applicable Indenture of the Holders of Debt Securities of any other series or of the coupons appertaining to such Debt Securities. It shall not be necessary for the consent of any Holder under this provision of the applicable Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the applicable Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

GOVERNING LAW

   The Indentures and the Debt Securities will be governed by the laws of the State of New York. (Section 10.8 and Section 11.8)

CONCERNING THE TRUSTEE

   The Company and its subsidiaries maintain ordinary banking and trust relationships with The Bank of New York and its affiliates.

                             PLAN OF DISTRIBUTION

   Offered Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers.

   Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

   If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities.

   If a dealer is utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

   Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company, in the ordinary course of business.

   If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to any such Contracts accepted by the Company.

   This Prospectus, together with the Prospectus Supplement, may also be used by DLJSC in connection with offers and sales of Offered Securities related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions.

                                LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Securities and certain other legal matters in connection with the offering of the Securities will be passed upon by Michael A. Boyd, Senior Vice President and General Counsel to the Company, and Davis Polk & Wardwell. Mr. Boyd owns 22,466 restricted stock units of the Company and holds options to purchase 39,772 shares of Common Stock. Davis Polk & Wardwell from time to time provides legal services to the Company and its subsidiaries.

                                   EXPERTS

   The consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                                PAGE
                                             --------
Available Information ...................... 2
Incorporation of Certain Information by
 Reference ................................. 2
Use of Proceeds ............................ 3
Ratios of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends ................. 3
The Company ................................ 4
Description of Capital Stock ............... 6
Description of Debt Securities ............. 9
Plan of Distribution ....................... 22
Legal Matters .............................. 22
Experts .................................... 23

                                 $500,000,000
                             DONALDSON, LUFKIN &
                                JENRETTE, INC.
                               DEBT SECURITIES
                               PREFERRED STOCK

                                  PROSPECTUS

                                      , 1996

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JULY 3, 1996

PROSPECTUS
      , 1996

                      DONALDSON, LUFKIN & JENRETTE, INC.
                     JUNIOR SUBORDINATED DEBT SECURITIES
                             DLJ CAPITAL TRUST I
                             DLJ CAPITAL TRUST II
                            DLJ CAPITAL TRUST III
                             DLJ CAPITAL TRUST IV
            PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                 HEREIN BY DONALDSON, LUFKIN & JENRETTE, INC.

   Donaldson Lufkin & Jenrette, Inc. (the "Company") may from time to time offer unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

   DLJ Capital Trust I, DLJ Capital Trust II, DLJ Capital Trust III and DLJ Capital Trust IV (the "DLJ Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective DLJ Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the DLJ Trusts out of moneys held by the Property Trustee (as defined herein) of each of the DLJ Trusts, and payments on liquidation of each DLJ Trust and on redemption of Preferred Securities of such DLJ Trust, will be guaranteed by the Company as and to the extent described herein (each such guarantee a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and
(ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a DLJ Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such DLJ Trust. The Junior Subordinated Debt Securities purchased by a DLJ Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such DLJ Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

   Specific terms of the Junior Subordinated Debt Securities or any series or the Preferred Securities of any DLJ Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interests, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the securities on a national securities exchange.

   The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered



Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities or preferred stock. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $500,000,000.

   The Offered Securities may be offered directly through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company and/or any DLJ Trust, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

   This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the DLJ Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

   No separate financial statements of any of the DLJ Trusts have been included or incorporated by reference herein. The Company and the DLJ Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each DLJ Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the DLJ Trusts is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such DLJ Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the obligations of each of the DLJ Trusts under the Preferred Securities of that DLJ Trust are fully and unconditionally guaranteed by the Company as and to the extent described herein. See "The DLJ Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The DLJ Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all of the beneficial interests in each DLJ Trust. Each holder of Preferred Securities of a DLJ Trust will be furnished annually with unaudited financial statements of such Trust as soon as available after the end of the Trust's fiscal year.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Current Reports on Form 8-K dated Febuary 9, 1996 and February 12, 1996, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus.

   All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172,
Attention: Corporate Secretary (Telephone: (212) 892-3000).

                               USE OF PROCEEDS

   Each DLJ Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

   Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of Junior Subordinated Debt Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

                              RATIOS OF EARNINGS
                  TO FIXED CHARGES AND EARNINGS TO COMBINED
                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

                                                                        THREE MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,             MARCH 31,
                               --------------------------------------  ------------------
                                 1991    1992    1993    1994    1995          1996
Ratio of earnings to fixed
 charges (1) .................   1.07    1.21    1.20    1.10    1.11          1.16
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (2) ......... --      --      --        1.09    1.10          1.15

- ------------

   (1) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

   (2) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                                 THE COMPANY

   The Company is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1991 through 1995, the Company's total revenues and net income increased by a compound annual growth rate of 22.8% and 32.7%, respectively. The Company's average annual after-tax return on common equity for the past five years was 23.1%. At March 31, 1996, the Company had total assets of $46.6 billion and total stockholders' equity of $1.3 billion.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Since 1991, the Investment Banking group has raised over $190.0 billion for clients from the public and private markets in corporate equity and debt securities and has completed over 350 merger and acquisition, restructuring and divestiture assignments aggregating approximately $89.0 billion. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. Since the Company began investing in leveraged investments in 1985 through March 31, 1996, it invested over $1.0 billion on behalf of the Company, its employees and funds it manages in 52 companies with an aggregate purchase price of over $19.5 billion and achieved an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America, Asia and certain other international markets.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and over-the-counter equity securities. The Company's equity sales and trading capabilities, combined with its research expertise, have contributed to commission revenues increasing, for the years 1991 through 1995, at a compound annual growth rate of 15.6%. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 600 U.S. brokerage firms which collectively maintain over 1.3 million client accounts. These client accounts held over $127.0 billion of assets at March 31, 1996. During 1995, Pershing accounted for more than 10% of the daily reported trading volume on the NYSE. In addition, Pershing's PC Financial Network (Service Mark) , a leading on-line discount broker in the U.S., has experienced significant growth over the past several years. The Company's Investment Services Group, which consists of approximately 270 account executives, provides high-net-worth individuals and medium to smaller size institutions with access to the Company's equity and fixed-income research, trading services and underwriting and has one of the highest revenues per account executive in the industry. Through Wood, Struthers & Winthrop Management Corp. and affiliates the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions, and at March 31, 1996 had over $4.1 billion in assets under management.

   Apart from its three principal operating groups, the Company also maintains a separate brokerage subsidiary, Autranet Management Corp., which provides institutional investors with research generated by independent originators that are not affiliated with Wall Street brokerage firms.

   Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the New York Stock Exchange, Inc. to be owned publicly. Fifteen years later, the Company was purchased by subsidiaries of The Equitable Companies Incorporated ("EQ") (EQ and its subsidiaries other than the Company, collectively, "Equitable"). Equitable, which as of March 31, 1996 owned an approximately 80% interest in the Company following the Company's initial public offering in October 1995, is a diversified financial services organization and one of the world's largest investment management organizations. AXA is EQ's largest stockholder, beneficially owning at March 31, 1996, approximately 60.7% of EQ's outstanding shares of common stock and $392.2 million of EQ's Series E convertible preferred stock.

   The principal executive offices of the Company are located at 277 Park Avenue, New York, NY, 10172 and its telephone number is (212) 892-3000. The Company has 17 additional offices in 14 locations in the U.S., and ten offices in Europe, Asia and Latin America.

                                THE DLJ TRUSTS

   Each of DLJ Capital Trust I, DLJ Capital Trust II, DLJ Capital Trust III and DLJ Capital Trust IV is a statutory business trust formed on June 19, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such DLJ Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such DLJ Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

   Upon issuance of any Preferred Securities by a DLJ Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such DLJ Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each DLJ Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such DLJ Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each DLJ Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a DLJ Trust occurs and is continuing, the holders of Preferred Securities of such DLJ Trust will have a priority over holders of the Common Securities of such DLJ Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each DLJ Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

   The number of trustees (the "Trustees") of each DLJ Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The Bank of New York, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a DLJ Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such DLJ Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a DLJ Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a DLJ Trust refers to The Bank of New York acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by that Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each DLJ Trust, will have the exclusive right (subject to the terms of the related

Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of a DLJ Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

   The duties and obligations of the Trustees of a DLJ Trust shall be governed by the Declaration of such DLJ Trust. Under its Declaration, each DLJ Trust shall not, and the Trustees shall cause such DLJ Trust not to, engage in any activity other than in connection with the purposes of such DLJ Trust or other than as required or authorized by the related Declaration. In particular, each DLJ Trust shall not and the Trustees shall not (a) invest any proceeds received by such DLJ Trust from holding the Junior Subordinated Debt Securities purchased by such DLJ Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such DLJ Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such DLJ Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in that DLJ Trust as trust assets or upon the Property Trustee of that DLJ Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in that DLJ Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debt Securities or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such DLJ Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such DLJ Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

   The books and records of each DLJ Trust will be maintained at the principal office of such DLJ Trust and will be open for inspection by a holder of Preferred Securities of such DLJ Trust or his representative for any purpose reasonably related to his interest in such DLJ Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable DLJ Trust as soon as available after the end of such DLJ Trust's fiscal year.

VOTING

   Except as provided under the Business Trust Act, the Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

THE PROPERTY TRUSTEE

   The Property Trustee, for the benefit of the holders of the Trust Securities of a DLJ Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such DLJ Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of a DLJ Trust under the related Preferred Securities Guarantee. If any DLJ Trust's failure to make distributions on the Preferred Securities of a DLJ Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such DLJ Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of a least a majority in liquidation amount of the Preferred Securities held by a DLJ Trust will have the right to direct the Property Trustee for that DLJ Trust with respect to certain matters under the Declaration for that DLJ Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce such rights or the Preferred Securities Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holders.

DISTRIBUTIONS

   Pursuant to each Declaration, distributions on the Preferred Securities of a DLJ Trust must be paid on the dates payable to the extent that the Property Trustee for that DLJ Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a DLJ Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in the DLJ Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a DLJ Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such DLJ Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a DLJ Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such DLJ Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a DLJ Trust is guaranteed by DLJ on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the DLJ Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a DLJ Trust according to the aggregate liquidation amount of the Trust Securities of such DLJ Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such DLJ Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such DLJ Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such DLJ Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such DLJ Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such DLJ Trust outstanding.

EVENTS OF DEFAULT

   If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a DLJ Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such DLJ Trust will occur and be continuing with respect to any outstanding Trust Securities of such DLJ Trust. In such event, each Declaration provides that the holders of Common Securities of such DLJ Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such DLJ Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such DLJ Trust have been so cured or waived, the

Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such DLJ Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such DLJ Trust is waived by the holders of the Preferred Securities of such DLJ Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

RECORD HOLDERS

   Each Declaration provides that the Trustees of such DLJ Trust may treat the person in whose name a Certificate representing its Preferred Securities is registered on the books and records of such DLJ Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such DLJ Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such DLJ Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

       (i) such DLJ Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

       (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

   In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable DLJ Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such DLJ Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any DLJ Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

   The business address of each DLJ Trust is c/o Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, NY 10172, telephone number (212) 892-3000.

                   DESCRIPTION OF THE PREFERRED SECURITIES

   Each DLJ Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each DLJ Trust authorizes the Regular Trustees of such DLJ Trust to issue on behalf of such DLJ Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a DLJ Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such DLJ Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such DLJ Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions,
(iv) whether distributions on Preferred Securities issued by such DLJ Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such DLJ Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such DLJ Trust to the holders of Preferred Securities of such DLJ Trust upon voluntary or involuntary dissolution, winding-up or termination of such DLJ Trust, (vi) the obligation or right, if any, of such DLJ Trust to purchase or redeem Preferred Securities issued by such DLJ Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such DLJ Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such DLJ Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more DLJ Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such DLJ Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such DLJ Trust consistent with the Declaration of such DLJ Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

   In connection with the issuance of Preferred Securities, each DLJ Trust will issue one series of Common Securities. The Declaration of each DLJ Trust authorizes the Regular Trustees of such trust to issue on behalf of such DLJ Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a DLJ Trust will be substantially identical to the terms of the Preferred Securities issued by such DLJ Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a DLJ Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that DLJ Trust. All of the Common Securities of a DLJ Trust will be directly or indirectly owned by the Company.

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


              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

   Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable DLJ Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

   Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a DLJ Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such DLJ Trust), to the extent not paid by such DLJ Trust, regardless of any defense, right of set-off or counterclaim that such DLJ Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a DLJ Trust to the extent not paid or made by such DLJ Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such DLJ Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such DLJ Trust as trust assets and
(ii) upon a voluntary or involuntary dissolution, winding-up or termination of such DLJ Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such DLJ Trust has funds available therefor or (b) the amount of assets of such DLJ Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such DLJ Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable DLJ Trust to pay such amounts to such holders.

   The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable DLJ Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable DLJ Trust as trust assets, the Property Trust will not make distributions of the Preferred Securities of such DLJ Trust and the DLJ Trust will not have funds available therefor.

   The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debt Securities purchased by that Trust and the related Indenture (as defined below) in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by that Trust.

CERTAIN COVENANTS OF THE COMPANY

   In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable DLJ Trust remain outstanding, the Company will not (A) declare or

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


pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to a DLJ Trust in connection with the issuance of Trust Securities by such DLJ Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (a) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable DLJ Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable DLJ Trust and (ii) to use reasonable efforts to cause such DLJ Trust to continue to be treated as a grantor trust for United States Federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.1)

AMENDMENTS AND ASSIGNMENT

   Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3 % in liquidation amount of the outstanding Preferred Securities issued by the applicable DLJ Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. (Section 9.2) All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable DLJ Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.1)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

   Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable DLJ Trust upon full payment of the redemption price of all Preferred Securities of such DLJ Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such DLJ Trust in exchange for all of the Preferred Securities issued by such DLJ Trust, or upon full payment of the amounts payable upon liquidation of such DLJ Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable DLJ Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee. (Section 7.1)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

   The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the

Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.2) Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable DLJ Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

   Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The Bank of New York, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable DLJ Trust. The Bank of New York shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable DLJ Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable DLJ Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The Bank of New York. If The Bank of New York fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable DLJ Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable DLJ Trust or any other person or entity.

MISCELLANEOUS

   The Company will be required to provide annually to The Bank of New York a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. The Company is required to file annually with The Bank of New York an officer's certificate as to the Company's compliance with all conditions under Preferred Securities Guarantees. (Section 2.4)

   The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2)

GOVERNING LAW

   The Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

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


            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

   Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture dated as of 1996 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

GENERAL

   The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

   The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

   In the event Junior Subordinated Debt Securities are issued to a DLJ Trust or a Trustee of such trust in connection with the issuance of Trust Securities by such DLJ Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such DLJ Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a DLJ Trust or a trustee of such trust in connection with the issuance of Trust Securities by such DLJ Trust.

   Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than

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


denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01)

   Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Junior Subordinated Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

   Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the relevant Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

   If Junior Subordinated Debt Securities are issued to a DLJ Trust in connection with the issuance of Trust Securities by such DLJ Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable DLJ Trust remain outstanding, the Company will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debt Securities or (iii) in the event that Junior Subordinated Debt Securities are issued to a DLJ Trust in connection with the issuance of Trust Securities by such DLJ Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. In addition, if Junior Subordinated Debt Securities are issued to a DLJ Trust in connection with the issuance of Trust Securities by such DLJ Trust, for so long as the Preferred Securities issued by the applicable DLJ Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable DLJ Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable DLJ Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause the applicable DLJ Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

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


SUBORDINATION

   The Indenture provides that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness of the Company. In the event (a) of any insolvency or bankruptcy proceedings, any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property or any proceeding for voluntary liquidation, dissolution or other winding up of the Company or any execution sale, or (b) that Junior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Indenture Event of Default pursuant to Section 6.01 of the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Junior Subordinated Debt Securities are entitled to receive payment on account of the principal of, or interest, on the indebtedness evidenced by such Junior Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal, or premium, if any, or interest, on the Junior Subordinated Debt Securities shall be made. (Section 14.02) If this Prospectus is being delivered in connection with a series of Junior Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

   The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by the Company (including, without limitation, indebtedness issued or to be
issued pursuant to the Indenture dated as of     , 1996 between DLJ and The
Bank of New York as Trustee), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company,
(iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term
"purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior
Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company. (Section 1.01) The Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

INDENTURE EVENTS OF DEFAULT

   The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt
Securities:

       (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

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


       (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

       (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

       (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

   If Junior Subordinated Debt Securities are issued to a DLJ Trust in connection with the issuance of Trust Securities of such DLJ Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURE

   The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby,
(i) extend the fixed maturity of any Junior Subordinated Debt Securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debt Security so affected or (ii) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debt Security then outstanding and affected thereby. (Section 9.02)

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


BOOK-ENTRY AND SETTLEMENT

   If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

   The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE

   The Indenture will provide that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing. (Section 10.01)

DEFEASANCE AND DISCHARGE

   Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities of that series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States Federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities of such series at the date of the irrevocable deposit referred to above. (Section 11.01)

GOVERNING LAW

   The Indenture and the Junior Subordinated Debt Securities will be governed by the laws of the State of New York. (Section 13.05)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

   The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

   The Company and its subsidiaries maintain ordinary banking and trust relationships with The Bank of New York and its affiliates.

MISCELLANEOUS

   The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture.
(Section 13.11)

                             PLAN OF DISTRIBUTION

   The Company may sell any series of Junior Subordinated Debt Securities and the DLJ Trusts may sell the Preferred Securities being offered hereby directly or through agents, underwriters or dealers.

   Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

   If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities.

   If a dealer is utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

   Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company, to indemnification by the Company, against certain liabilities, including liabilities under the 1933 Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company, in the ordinary course of business.

   If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to any such Contracts accepted by the Company.

   This Prospectus, together with the Prospectus Supplement, may also be used by DLJSC in connection with offers and sales of Offered Securities related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions.

                                LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the DLJ Trusts by Richards, Layton & Finger, Wilmington, special Delaware counsel to the DLJ Trusts. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the DLJ Trusts and the Company by Michael A. Boyd, Senior Vice President and General Counsel to the Company and Davis Polk & Wardwell. Mr. Boyd owns 22,466 restricted stock units of the Company and holds options to purchase 39,772 shares of Common Stock. Davis Polk & Wardwell from time to time provides legal services to the Company and its subsidiaries.

                                     EXPERTS

   The consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DLJ TRUSTS, ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                            PAGE
                                            ----
Available Information ...................... 2
Incorporation of Certain Information by
 Reference ................................. 2
Use of Proceeds ............................ 3
Ratios of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends ................. 3
The Company ................................ 4
The DLJ Trusts ............................. 6
Description of the Preferred Securities  ... 10
Description of the Preferred Securities
 Guarantees ................................ 11
Description of the Junior Subordinated Debt
 Securities ................................ 14
Plan of Distribution ....................... 20
Legal Matters .............................. 21
Experts .................................... 21

                             DONALDSON, LUFKIN &
                                JENRETTE, INC.
                             JUNIOR SUBORDINATED
                               DEBT SECURITIES
                             DLJ CAPITAL TRUST I
                             DLJ CAPITAL TRUST II
                            DLJ CAPITAL TRUST III
                             DLJ CAPITAL TRUST IV
      PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                      DONALDSON, LUFKIN & JENRETTE, INC.

                                  PROSPECTUS

                                    , 1996

   Information contained herein is subject to completion or amendment. A registration statement relating to theses securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not consitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         ALTERNATE TO DEBT SECURITIES AND PREFERRED STOCK PROSPECTUS

                  SUBJECT TO COMPLETION, DATED JULY 3, 1996

PROSPECTUS
     , 1996
                                 $500,000,000
                      DONALDSON, LUFKIN & JENRETTE, INC.

                     DEBT SECURITIES AND PREFERRED STOCK

   Donaldson, Lufkin & Jenrette, Inc. (the "Company") may from time to time offer, together or separately, (i) senior or subordinated debt securities (the "Debt Securities") or (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"). The Debt Securities and Preferred Stock are collectively called the "Securities."

   The Securities may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities either directly or to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

   Specific terms of the securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"). The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the ranking as senior or subordinated debt securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange and (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities on a national securities exchange.

   The Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Offered Securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Offered Securities. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

         ALTERNATE TO DEBT SECURITIES AND PREFERRED STOCK PROSPECTUS

                               USE OF PROCEEDS

   Donaldson, Lufkin & Jenrette, Inc. will not receive any proceeds from the sale of the Offered Securities in any market-making transaction with which this Prospectus may be delivered.

                              Alt-2

         ALTERNATE TO DEBT SECURITIES AND PREFERRED STOCK PROSPECTUS

                             PLAN OF DISTRIBUTION

   This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Offered Securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

                              Alt-3

         ALTERNATE TO DEBT SECURITIES AND PREFERRED STOCK PROSPECTUS

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                            PAGE
                                            -----
Available Information ......................  2
Incorporation of Certain Information by
 Reference .................................  2
Use of Proceeds ............................  3
Ratios of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends .................  3
The Company ................................  4
Description of Capital Stock ...............  6
Description of Debt Securities .............  9
Plan of Distribution ....................... 22
Legal Matters .............................. 22
Experts .................................... 23

                                 $500,000,000
                             DONALDSON, LUFKIN &
                                JENRETTE, INC.
                               DEBT SECURITIES
                               PREFERRED STOCK

                                  PROSPECTUS

                                      , 1996

                              Alt-4

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement is declared effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
    ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                      AND RELATED GUARANTEES PROSPECTUS

                  SUBJECT TO COMPLETION, DATED JULY 3, 1996

PROSPECTUS
      , 1996
                      DONALDSON, LUFKIN & JENRETTE, INC.
                     JUNIOR SUBORDINATED DEBT SECURITIES
                             DLJ CAPITAL TRUST I
                             DLJ CAPITAL TRUST II
                            DLJ CAPITAL TRUST III
                             DLJ CAPITAL TRUST IV
                       PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                      HEREIN BY DONALDSON, LUFKIN & JENRETTE, INC.

   Donaldson Lufkin & Jenrette, Inc. (the "Company") may from time to time offer unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

   DLJ Capital Trust I, DLJ Capital Trust II, DLJ Capital Trust III and DLJ Capital Trust IV (the "DLJ Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective DLJ Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the DLJ Trusts out of moneys held by the Property Trustee (as defined herein) of each of the DLJ Trusts, and payments on liquidation of each DLJ Trust and on redemption of Preferred Securities of such DLJ Trust, will be guaranteed by the Company as and to the extent described herein (each such guarantee a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and
(ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a DLJ Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such DLJ Trust. The Junior Subordinated Debt Securities purchased by a DLJ Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such DLJ Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

   Specific terms of the Junior Subordinated Debt Securities or any series or the Preferred Securities of any DLJ Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interests, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the securities on a national securities exchange.

   Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered Securities.






THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Offered Securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities; however, it is not obligated to do so. Any such market making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Offered Securities. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                                     Alt-5

    ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                      AND RELATED GUARANTEES PROSPECTUS

                               USE OF PROCEEDS

   Neither Donaldson, Lufkin & Jenrette, Inc. nor the DLJ Trusts will receive any proceeds from the sale of the Offered Securities in any market making transaction with which this Prospectus may be delivered.

                                     Alt-6

    ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                      AND RELATED GUARANTEES PROSPECTUS

                             PLAN OF DISTRIBUTION

   This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Offered Securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

                                     Alt-7

    ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                      AND RELATED GUARANTEES PROSPECTUS

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DLJ TRUSTS, ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                            PAGE
                                            -----
Available Information ......................  2
Incorporation of Certain Information by
 Reference .................................  2
Use of Proceeds ............................  3
Ratios of Earnings to Fixed Charges and
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends .................  3
The Company ................................  4
The DLJ Trusts .............................  6
Description of the Preferred Securities  ... 10
Description of the Preferred Securities
 Guarantees ................................ 11
Description of the Junior Subordinated Debt
 Securities ................................ 14
Plan of Distribution ....................... 20
Legal Matters .............................. 21
Experts .................................... 21

                             DONALDSON, LUFKIN &
                                JENRETTE, INC.
                             JUNIOR SUBORDINATED
                               DEBT SECURITIES
                             DLJ CAPITAL TRUST I
                             DLJ CAPITAL TRUST II
                            DLJ CAPITAL TRUST III
                             DLJ CAPITAL TRUST IV

       PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                      DONALDSON, LUFKIN & JENRETTE, INC.

                                  PROSPECTUS

                                    , 1996

                                     Alt-8

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

   The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

 Securities and Exchange Commission registration fee    $172,414
Blue Sky fees and expenses ..........................     15,000
Printing expense ....................................    100,000
Accounting fees and expenses ........................       *
Legal fees and expenses .............................       *
Rating agency fees ..................................       *
Trustee's fees and expenses .........................       *
Miscellaneous .......................................       *
                                                      ----------
    Total ...........................................   $   *
                                                      ==========

*    To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

   Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

   The Company's Certificate of Incorporation provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

ITEM 16. EXHIBITS

   See index to exhibits at E-1.

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   Pursuant to the requirements of the Securities Act of 1933, Donaldson, Lufkin & Jenrette, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of July, 1996.

                                        DONALDSON, LUFKIN & JENRETTE, INC.

                                     By:/s/ John S. Chalsty
                                        -------------------------------------
                                        John S. Chalsty
                                        Chairman, Chief Executive Officer and
                                        Director

   The registrant and each person whose signature appears below constitutes and appoints John S. Chalsty, Anthony F. Daddino and Thomas E. Siegler, and any agent for service named in this registration statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                         TITLE                      DATE
- ----------------------------  ---------------------------------
- ----------------
/s/ John S. Chalsty           Chairman, Chief Executive             July 3, 1996
- -----------------------------  Officer and Director
John S. Chalsty

/s/ Joe L. Roby               President, Chief Operating            July 3, 1996
- -----------------------------  Officer and Director
Joe L. Roby

/s/ Carl B. Menges            Vice Chairman and Director            July 3, 1996
- -----------------------------
Carl B. Menges

/s/ Anthony F. Daddino        Executive Vice President,  Chief      July 3, 1996
- ----------------------------- Financial Officer and  Director
Anthony F. Daddino

/s/ Richard S. Pechter        Chairman, Financial Services          July 3, 1996
- -----------------------------  Group and Director
Richard S. Pechter

/s/ Theodore P. Shen          Chairman, Capital Markets  Group      July 3, 1996
- ----------------------------- and Director
Theodore P. Shen

           SIGNATURE                         TITLE                      DATE
/s/ Hamilton E. James         Chairman, Banking Group  and          July 3, 1996
- ----------------------------- Director
Hamilton E. James

/s/ Michael M. Bendik         Senior Vice President  and Chief      July 3, 1996
- ----------------------------- Accounting Officer
Michael M. Bendik

                              Director                              July 3, 1996
- -----------------------------
Claude Bebear

                              Director                              July 3, 1996
- -----------------------------
Henri de Castries

/s/ Jerry M. de St. Paer      Director                              July 3, 1996
- -----------------------------
Jerry M. de St. Paer

/s/ Kevin C. Dolan            Director                              July 3, 1996
- -----------------------------
Kevin C. Dolan

/s/ Louis Harris              Director                              July 3, 1996
- -----------------------------
Louis Harris

/s/ Henri G. Hottinguer       Director                              July 3, 1996
- -----------------------------
Henri G. Hottinguer

                              Director                              July 3, 1996
- -----------------------------
W. Edwin Jarmain

/s/ Francis Jungers           Director                              July 3, 1996
- -----------------------------
Francis Jungers

/s/ Joseph J. Melone          Director                              July 3, 1996
- -----------------------------
Joseph J. Melone

/s/ W. J. Sanders             Director                              July 3, 1996
- -----------------------------
W. J. Sanders

/s/ John C. West              Director                              July 3, 1996
- -----------------------------
John C. West

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, DLJ Capital Trust I, DLJ Capital Trust II, DLJ Capital Trust III and DLJ Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of July, 1996.

                                        DLJ CAPITAL TRUST I

                                        By: Donaldson, Lufkin & Jenrette,
                                        Inc., as Sponsor

                                        By: /s/ Anthony F. Daddino

                                        -------------------------------------
                                        -------------------------------------
                                        Name: Anthony F. Daddino
                                        Title: Executive Vice President,
                                        Chief Financial Officer and Director

                                        DLJ CAPITAL TRUST II

                                        By: Donaldson, Lufkin & Jenrette,
                                        Inc., as Sponsor

                                        By: /s/ Anthony F. Daddino

                                        -------------------------------------
                                        -------------------------------------
                                        Name: Anthony F. Daddino
                                        Title: Executive Vice President,
                                        Chief Financial Officer and Director

                                        DLJ CAPITAL TRUST III

                                        By: Donaldson, Lufkin & Jenrette,
                                        Inc., as Sponsor

                                        By: /s/ Anthony F. Daddino

                                        -------------------------------------
                                        -------------------------------------
                                        Name: Anthony F. Daddino
                                        Title: Executive Vice President,
                                        Chief Financial Officer and Director

                                        DLJ CAPITAL TRUST IV

                                        By: Donaldson, Lufkin & Jenrette,
                                        Inc., as Sponsor

                                        By: /s/ Anthony F. Daddino

                                        -------------------------------------
                                        -------------------------------------
                                        Name: Anthony F. Daddino
                                        Title: Executive Vice President,
                                        Chief Financial Officer and Director

                                EXHIBIT INDEX

   EXHIBIT                                                                                     SEQUENTIALLY
     NO.                                       DESCRIPTION                                    NUMBERED PAGE
- -----------  -----------------------------------------------------------------------------  ----------------
     1.1     Form of Underwriting Agreement relating to the Debt Securities+  .............
     1.2     Form of Underwriting Agreement relating to the Preferred Stock+  .............
     1.3     Form of Underwriting Agreement relating to the Preferred Securities+  ........
     3.1     Restated Certificate of Incorporation of Registrant* .........................
     3.2     By-laws of the Registrant* ...................................................
     4.1     Senior Debt Indenture dated as of October 25, 1995 between the Company and
               The Bank of New York, as Trustee** .........................................
     4.2     Form of Senior Debt Securities++ .............................................
     4.3     Form of Subordinated Debt Indenture dated as of    , 1996 between the Company
               and The Bank of New York as Trustee+ .......................................
     4.4     Form of Subordinated Debt Securities+ ........................................
     4.5     Form of Junior Subordinated Debt Indenture dated as of    , 1996 between the
               Company and The Bank of New York as Trustee+ ...............................
     4.6     Declaration of Trust of DLJ Capital Trust I ..................................
     4.7     Certificate of Trust of DLJ Capital Trust I ..................................
     4.8     Declaration of Trust of DLJ Capital Trust II .................................
     4.9     Certificate of Trust of DLJ Capital Trust II .................................
    4.10     Declaration of Trust of DLJ Capital Trust III ................................
    4.11     Certificate of Trust of DLJ Capital Trust III ................................
    4.12     Declaration of Trust of DLJ Capital Trust IV .................................
    4.13     Certificate of Trust of DLJ Capital Trust IV .................................
    4.14     Form of Amended and Restated Declaration of Trust for each of DLJ Capital
               Trust I, II, III, and IV+ ..................................................
    4.15     Form of Preferred Security (included in Exhibit 4.15)+ .......................
    4.16     Form of Supplemental Indenture to be used in connection with issuance of
               Junior Subordinated Debt Securities and Preferred Securities+ ..............
    4.17     Form of Junior Subordinated Debt Security (included in Exhibit 4.16)  ........
    4.18     Form of Guarantee with respect to Preferred Securities+ ......................
     5.1     Opinion of Davis Polk & Wardwell+ ............................................
     5.2     Opinion of Richards, Layton & Finger+ ........................................
    12.1     Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends+ ......................
    23.1     Consent of Davis Polk & Wardwell (included in Exhibit 5.1) ...................
    23.2     Consent of Richards, Layton & Finger (included in Exhibit 5.2)  ..............
    23.3     Consent of KPMG Peat Marwick LLP .............................................
    24.1     Powers of Attorney for the Company (see signature page) ......................
    24.2     Powers of Attorneys for Donaldson, Lufkin & Jenrette, Inc., as sponsor, to sign the Registration Statement on behalf of DLJ Capital Trust
               I, II, III and IV (included in Exhibits 4.6, 4.8, 4.10 and
               4.12, respectively) ........
    25.1     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior Indenture*** .........
    25.2     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Indenture+ .....

                               E-1









   EXHIBIT                                                                                     SEQUENTIALLY
     NO.                                       DESCRIPTION                                    NUMBERED PAGE
- -----------  -----------------------------------------------------------------------------  ----------------
     25.3    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated
               Indenture+ .................................................................
     25.4    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and
               Restated Declaration of Trust of DLJ Capital Trust I+ ......................
     25.5    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and
               Restated Declaration of Trust of DLJ Capital Trust II+ .....................
     25.6    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and
               Restated Declaration of Trust of DLJ Capital Trust III+ ....................
     25.7    Statement of Eligibility under the Trust Indenture Act of 1939, as amended of
               The Bank of New York, as Trustee, with respect to the Amended and Restated
               Declaration of Trust of DLJ Capital Trust IV+ ..............................
     25.8    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities
               Guarantee of the Company with respect to the Preferred Securities of DLJ
               Capital Trust I+ ...........................................................
     25.9    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities
               Guarantee of the Company with respect to the Preferred Securities of DLJ
               Capital Trust II+ ..........................................................
    25.10    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities
               Guarantee of the Company with respect to the Preferred Securities of DLJ
               Capital Trust III+ .........................................................
    25.11    Statement of Eligibility under the Trust Indenture Act of 1939, as amended of
               The Bank of New York, as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of DLJ Capital Trust
               IV+ ........................................................................

- ------------
   +   To be filed by amendment.

   ++ Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette, Inc.'s Registration Statement on Form S-3 (Registration No. 33-80771).

   * Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette, Inc.'s Registration Statement or Form S-1 (Registration No. 33-96276).

   ** Incorporated by reference to exhibit 4.1 to the Donaldson, Lufkin & Jenrette, Inc.'s Quarterly Report on Form 10-Q, filed on December 8, 1995.

   *** Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette, Inc.'s Registration Statement on Form S-1 (Registration No. 33-96768).

                               E-2